Board of Directors
China CGame, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 14, 2011 on the consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years ended December 31, 2010 and 2009, included in this Form 10-K, into the Company's previously filed Registration Statement Form S-8 (File No. 333- 164456).

/s/ Samuel H. Wong & Co., LLP
San Mateo, California	Samuel H. Wong & Co., LLP
April 15, 2011	Certified Public Accountants